Exhibit 99.1

Wealth Management Solutions
(A business line of Prudential Investments LLC)

Abbreviated Financial Statements

Years Ended December 31, 2012, 2011, and 2010

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Index

December 31, 2012, 2011, and 2010

Page(s)

Report of Independent Auditors	1

Financial Statements

Statements of Assets Acquired and Liabilities Assumed	3

Statements of Revenues and Direct Expenses	4

Notes to Financial Statements	5-12

Independent Auditor’s Report

To Prudential Investments LLC:

We have audited the accompanying abbreviated financial statements of Wealth Management Solutions (the “Company”), a business line of Prudential Investments LLC, which comprise the statements of assets acquired and liabilities assumed as of December 31, 2012, December 31, 2011 and December 31, 2010, and the related statements of revenues and direct expenses for the years then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements in accordance with the basis of accounting described in Note 2; this includes determining that the abbreviated financial statements are prepared in accordance with the financial reporting provisions of Article IV of the purchase and sale agreement between Prudential Investments LLC and Envestnet, Inc. dated April 11, 2013 (the “agreement”).  Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the abbreviated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s  internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Wealth Management Solutions as of December 31, 2012, December 31, 2011 and December 31, 2010, and its revenues and direct expenses for the years then ended, in accordance with the basis of accounting described in Note 2.

Emphasis of Matters

We draw attention to Note 2 of the abbreviated financial statements, which describes the basis of accounting of the Company. The abbreviated financial statements have been prepared by the Company on the basis of the financial reporting provisions of Article IV of the agreement, which is a basis of accounting other than accounting principles generally accepted in the United States of America.  These abbreviated financial statements are not intended to be a complete presentation of the financial position, operating results of cash flows of the Company.  Our opinion is not modified with respect to this matter.

The Company is a member of a group of affiliated companies (the “Group”) and, as disclosed in Notes 1, 3 and 4 in the notes to the abbreviated financial statements, has extensive transactions with members of the Group.  Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions with unrelated parties.  Our opinion is not modified with respect to this matter.

Other Matter

Our report is intended solely for the information and use of Prudential Investments LLC and Envestnet Inc. and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 18, 2013

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Statements of Assets Acquired and Liabilities Assumed

As of December 31, 2012, 2011, and 2010

(in thousands)

	2012	2011	2010
Assets

Capitalized software costs, net of amortization and impairment	$4,681	$11,857	$9,494
Service fees receivable	1,789	1,970	4,211
Prepaid expenses	163	127	60

Total assets	6,633	13,954	13,765

Liabilities

Accounts payable and accrued expenses	$4,392	$4,470	$4,228

Total liabilities	4,392	4,470	4,228

Net assets acquired	$2,241	$9,484	$9,537

The accompanying notes are an integral part of these abbreviated financial statements.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Statements of Revenues and Direct Expenses

For the Years Ended December 31, 2012, 2011, and 2010

(in thousands)

	2012	2011	2010
Revenues
Wealth management and other service fees	$60,979	$62,598	$42,126

Direct Expenses

Service fees (manager payout)	35,355	37,433	24,482
Employee compensation and benefits	18,128	18,038	17,309
Impairment of capitalized software costs	8,620	—	—
Data processing	5,251	4,522	5,392
Consulting and contracted services	5,111	5,039	5,615
Affiliated shared services	3,702	4,256	3,682
Distribution costs	2,988	2,320	1,943
Amortization of capitalized software costs	1,937	1,937	1,130
Occupancy	1,525	1,354	1,443
Other general expenses	1,322	1,466	1,286
Conferences, travel and entertainment	971	949	718

Total direct expenses	84,910	77,314	63,000

Excess of direct expenses over revenues	$(23,931)	$(14,716)	$(20,874)

The accompanying notes are an integral part of these abbreviated financial statements.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

1.     Organization

Wealth Management Solutions (“WMS” or “the Company”) is a business line of Prudential Investments LLC (“PI”). PI is a wholly owned subsidiary of Prudential Financial Inc. (“Prudential”).

WMS offers banks and other financial services organizations a wealth management platform that enables them to provide their retail clients with services including asset allocation, investment manager research and access, clearing, trading services, and performance reporting.

On April 11, 2013, PI entered into a definitive agreement (“Agreement”) with Envestnet, Inc. (“Envestnet”) to divest certain assets and liabilities of WMS’s business line, which was part of PI. The acquisition is expected to close on or about July 1, 2013.

Under the terms of the Agreement, PI will sell certain assets related to its WMS business including accounts receivable, certain assigned contracts with customers, and all of its intellectual property such as software and related licenses, and the purchaser will assume certain liabilities.

2.     Basis of Presentation

General

The accompanying Statements of Assets Acquired and Liabilities Assumed as of December 31, 2012, 2011, and 2010 and the related Statements of Revenues and Direct Expenses for the years then ended (collectively, the “abbreviated financial statements”) have been prepared for the purpose of complying with Rule 3-05, “Financial Statements of Businesses Acquired or to Be Acquired”, of Regulation S-X of the Securities and Exchange Commission and for inclusion in this Amendment No. 1 to Current Report on Form 8-K to be filed by Envestnet. The accompanying abbreviated financial statements have been prepared on an accrual basis determined in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to the items included in the abbreviated financial statements.  The abbreviated financial statements are not intended to be a complete presentation of WMS’s assets or liabilities, nor of its revenues and expenses.

The abbreviated financial statements have been prepared from the historical accounting records maintained by PI on the basis of accounting policies and procedures described in Note 3. Historically, WMS was not a separate legal entity or a subsidiary of PI and was not operated or accounted for as a stand-alone business, but was an integral part of PI, a subsidiary of Prudential. PI has not maintained distinct and separate accounts for WMS necessary to prepare complete financial statements. Therefore, preparation of a complete set of financial statements for WMS, as required to comply with SEC Regulation S-X, is not practical.

The accompanying Statements of Assets Acquired and Liabilities Assumed reflect the carrying values on each of the dates indicated of assets acquired and liabilities assumed by Envestnet pursuant to the Agreement. The carrying values of the assets acquired and liabilities assumed by Envestnet may be different from their fair values on the closing date.

These abbreviated financial statements are not indicative of the financial condition or results of operations of WMS going forward due to the changes in the business and the omission of various operating expenses.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

Allocations

The accompanying Statements of Revenues and Direct Expenses reflect revenues and related service fees (manager payout) and general and administrative expenses specifically attributable to WMS, as well as expense allocations for PI corporate functions specifically attributable to WMS. WMS revenues were directly identifiable and no allocations were necessary. Direct expenses such as employee compensation and benefits, amortization and impairment of capitalized software costs, data processing, occupancy, and distribution costs were recorded directly to WMS cost centers based on specific project or usage identification.

Certain other expenses incurred by PI on behalf of WMS were allocated to WMS using estimates, assumptions, and allocation methodologies based upon the nature of business activity and management’s best estimate of amounts attributable to WMS. Such expenses included charges related to direct support provided by the PI Legal, Finance, Risk Management, Sales Reporting and Compliance teams, which were allocated based on a percentage of revenue of the WMS business. The Statements of Revenues and Direct Expenses do not include allocations of PI’s and Prudential’s corporate overhead, interest, and income taxes, as they are not directly associated with the operations of WMS. Corporate overhead expenses include costs incurred for administrative support, such as for legal, treasury, tax and executive management functions, not directly attributable to WMS. WMS management believes that the allocations are reasonable. However, these allocated operating expenses are not necessarily indicative of costs that would have been incurred on a stand-alone basis due to economies of scale, differences in management judgments, or other factors.

3.     Summary of Significant Accounting Policies

The accounting policies have been applied consistently for the years ended December 31, 2012, 2011, and 2010.

A summary of significant accounting policies followed in the preparation of the abbreviated financial statements of WMS is set forth below:

Use of Estimates

The preparation of the abbreviated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions (including those discussed in Note 2) that affect the reported amounts of assets acquired and liabilities assumed and disclosure of contingent assets and liabilities at the date of the abbreviated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from these estimates and the amounts could be material.

Revenue Recognition

WMS provides wealth management services to banks and other financial services organizations. Fees are based on the fair value of assets on the client platform at the end of each quarter and are accrued as earned. The weighted-average gross fees on Assets Under Administration (“AUA”) are 0.29%, 0.31%, and 0.29% for the years ended December 31, 2012, 2011, and 2010, respectively.

Additionally, as part of the wealth management platform services, WMS makes payments to underlying money managers for the portfolio management services provided based on the market

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

value of the assets at the end of each quarter. WMS pays the amount due to money managers from the fees it receives from clients for services provided.

WMS records fees from clients as revenue and the amounts due to the money managers as service fee expense (manager payout) on a gross basis in the Statements of Revenues and Direct Expenses.

Service Fees Receivable

WMS generally receives Wealth management and other service fees within thirty days of billing; therefore, no valuation allowance has been recorded against these outstanding receivables.

Capitalized Software Cost

WMS capitalizes costs incurred in the application development stage and expenses costs in the preliminary project stage and post-implementation/operation stage. Capitalization begins when technological feasibility has been established and ends when the software product is available for use. The capitalization and ongoing assessment of recoverability requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility and estimated economic life.  Amortization of capital software development costs is done on a project-by-project basis and straight-lined. Capitalized software development costs are generally amortized over the useful life of the project.

The Company tests for impairments on an annual basis. If the carrying value of software exceeds its fair value, the excess of carrying value over fair value is recognized as impaired and is recorded as a direct expense in the Statements of Revenues and Direct Expenses.

Stock Based Compensation

The Company accounts for stock based compensation in accordance with U.S. GAAP for all periods presented in the abbreviated financial statements. U.S. GAAP requires companies to measure the costs of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. That cost is recognized in the Statements of Revenues and Direct Expenses over the period during which an employee is required to provide service in exchange for the award. WMS employees participate in Prudential’s stock based compensation plans and a compensation expense is recorded based on the equity awards granted to WMS employees. See Note 7 for additional information on stock based compensation.

Related Party Transactions

WMS has extensive transactions and relationships with Prudential and other affiliates (e.g., services fees, data processing, accounting legal, distribution, occupancy). As discussed above, the costs of these transactions have been directly charged or allocated to WMS using various methods. These allocated costs were charged using estimates that management believes to be a fair reflection of the utilization of services provided to, or benefits received by, the WMS business. These allocation methods vary and are based on salaries, headcount, management estimates of resources utilized, or a relative percentage of revenue of the WMS business. Due to these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

4.     Related Party Transactions

Assets

The Company’s Service fees receivable include $1,663, $1,557 and $1,026 due from affiliates for wealth management related services as of December 31, 2012, 2011, and 2010, respectively. These amounts are non interest bearing and are paid monthly or quarterly.

Revenues

WMS and Prudential Investment Management Services LLC (“PIMS”), an affiliated broker-dealer, provide services for the Wells Fargo Custom Choice mutual fund platform.  WMS and PIMS are parties to tri-party agreements with various mutual fund families who are on the platform and pay relationship fee revenues. WMS earned $6,704, $6,525 and $3,172 in wealth management fees from this arrangement for the years ended December 31, 2012, 2011, and 2010, respectively.

Additionally, WMS earned $3,611, $3,526 and $3,207 in affiliated servicing fees from Pruco Securities LLC (“Pruco”), a business unit of Prudential, recorded within wealth management fees relating to mutual fund platform products for the years ended December 31, 2012, 2011, and 2010, respectively.

Expenses

The Company incurred affiliated service fee expenses (manager payout) of $1,250, $1,217 and $1,071 relating to services rendered from its affiliate, Jennison Associates, for the years ended December 31, 2012, 2011, and 2010, respectively.

WMS reimburses Prudential and affiliates at approximate cost for providing employee services, supplies, equipment usage, office space and making payments to third parties for general expenses. The following is a summary of these reimbursements:

	2012	2011	2010

Data processing	$5,251	$4,522	$5,392
Affiliated shared services	$3,702	$4,256	$3,682
Occupancy	$1,525	$1,354	$1,443
Consulting (Pramerica Systems Ireland Ltd.)	$1,234	$1,044	$1,109

5.     Liabilities

The Accounts payable and accrued expenses include bonuses payable, sales variable compensation (payable to sales team members) and outstanding vendor payables. Employee related liabilities comprise $4,208, $4,115 and $3,743 of the total balance as of December 31, 2012, 2011, and 2010, respectively. Base compensation, severance and vacation accruals have been excluded from the Statements of Assets Acquired and Liabilities Assumed due to the fact that Envestnet will not assume these liabilities.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

6.     Capitalized Software Cost

In 2008, WMS completed an assessment of its investment technology platform which is marketed and sold to external banks and broker dealers. The assessment resulted in a decision to modernize the technology platform in two stages. The “Multi-Currency” stage focused on allowing the platform to work with multiple currencies. The “Modernization” stage enhanced the scalability and flexibility of the platform.

Modernization consisted of three phases. Phase one started in August 2010, but was not completed as of December 31, 2012. Phase one included two sub-phases: record-keeping and performance reporting. The record-keeping sub-phase was completed in March of 2012 and the performance reporting sub-phase was completed in February of 2013. However, management did not track the costs associated with each of the sub-phases separately and therefore it was impractical to quantify the separate costs associated with either sub-phase.

To date, WMS has capitalized a total of $18,305 for both stages and began to amortize the Multi-Currency stage in June 2010. WMS recognized amortization expense of $1,937, $1,937 and $1,130 for the years ended December 31, 2012, 2011, and 2010, respectively.

The following is a summary of capitalized costs by stages and related accumulated amortization and impairment.

	2012	2011	2010
Multi-Currency stage
Capitalized cost	$9,685	$9,685	$9,685
Accumulated amortization	(5,004)	(3,067)	(1,130)
Net	$4,681	$6,618	$8,555
Modernization stage
Capitalized cost	$8,620	$5,239	$939
Impairment charge	(8,620)	—	—
Net	$0	$5,239	$939

WMS amortizes each completed stage of the project on a straight-line basis over the estimated useful life which was originally assessed as five years.

The Company tests for impairments on an annual basis. If the carrying value of software exceeds its fair value, the excess is recognized as impaired and is recorded as a charge to direct expenses.

As of December 31, 2012, management performed a recoverability test for the Multi-Currency stage by comparing undiscounted cash flows to the carrying amount and determined that it was not impaired. WMS further revised the future useful life of the Multi-Currency stage to two years. As such, the remaining balance of $4,681 would be expected to fully amortize throughout 2013-2014.

As of December 31, 2012, WMS performed a recoverability test for the Modernization stage by comparing its undiscounted cash flows to the carrying amount and determined that it was impaired. WMS further determined the fair value of the stage to be zero. As such, WMS wrote down the carrying value of the Modernization stage of $8,620 to its fair value of zero to reflect its full impairment.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

Following is the future estimated amortization expense for the next two years for the Multi-Currency stage (no amortization is currently expected subsequent to 2014).

	2013	2014
Amortization Expense of Multi-Currency stage:	$2,341	$2,340

7.     Stock Based Compensation

Prudential issues employee share-based compensation awards to employees of the Company, under a plan authorized by Prudential’s Board of Directors that are subject to specific vesting conditions.  Generally the awards vest ratably over a three-year period, “the nominal vesting period,” or at the date the employee retires (as defined by the plan), if earlier.  Compensation costs of awards to employees, such as stock options, are measured at fair value and expensed over the period during which an employee is required to provide service in exchange for the award (the vesting period).  For awards granted prior to January 1, 2006 that specify an employee vests in the award upon retirement, the Company accounts for the awards using the nominal vesting period approach.  Under this approach, the Company records compensation expense over the nominal vesting period.  If the employee retires before the end of the nominal vesting period, any remaining unrecognized compensation expense is recorded at the date of retirement.  For awards granted subsequent to January 1, 2006, compensation cost is recognized upon the date of grant for awards issued to retirement-eligible employees, or over the period from the grant date to the date retirement eligibility is achieved, if that is expected to occur during the nominal vesting period.

The Employee compensation and benefits line, within the Statements of Revenues and Direct Expenses, includes costs allocated from Prudential of $1,158, $1,011 and $830 associated with the stock based awards issued by Prudential to certain employees of WMS for the years ended December 31, 2012, 2011, and 2010, respectively.

8.     Pensions and Post Retirement Benefits

Prudential sponsors a noncontributory defined benefit pension plan that covers substantially all of WMS’s employees. Benefits are generally based on career average earnings and credited length of service. Prudential’s funding policy is to contribute annually an amount necessary to satisfy the Internal Revenue Service contribution guidelines.

Prudential plans also provide certain life insurance and health care benefits for its retired employees, their beneficiaries and covered dependents. The health-care plan is contributory; the life insurance plan is noncontributory.

The costs relating to the aforementioned benefit plans were allocated to WMS from Prudential, in accordance with the service plans described above. The pension and post retirement expenses were $536, $491 and $593 for the years ended December 31, 2012, 2011, and 2010, respectively, and are recorded within the Employee compensation and benefits line on the Statements of Revenues and Direct Expenses.  The Statements of Assets Acquired and Liabilities Assumed do not reflect Prudential’s defined benefit liabilities due to the fact that these liabilities are not being transferred to Envestnet as part of the acquisition.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

9.     Commitments and Contingent Liabilities

The Company is subject to legal and regulatory actions in the ordinary course of its business.  Management of the Company, after consultation with legal counsel, confirms that there currently are no material litigations or regulatory matters involving the Company, except as disclosed below.

In May 2013, Placemark Investments, Inc. (“Placemark”) filed a civil action, Placemark Investments, Inc. v. Prudential Investments, Inc., in the United States District Court of the Northern District of Texas, Dallas Division. The complaint alleges, through its Wealth Management Solutions Division, PI’s ongoing infringement of Placemark’s purportedly valid and enforceable patent, U.S.Patent No. 7,668,773 (entitled “Portfolio Management System”) (the “‘773 Patent”) and seeks injunctive relief, damages, prejudgment and post judgment interest, attorney’s fees and costs. Management is unable to form an opinion as to the likelihood of an outcome that is materially adverse to the Company and cannot reasonably estimate the amount of any such loss from such an outcome.  Accordingly, no liability for litigation related to this matter has been accrued in the abbreviated financial statements.

10.  Cash Flow Information

All cash flow requirements of WMS are funded by PI and cash management functions are not performed at the WMS level. Therefore, preparation of historical statements of cash flows is not practical. As such, statements of cash flows have not been prepared for WMS, and selected discrete cash flow information is provided below.

Cash flows from operating activities include cash collected from customers of $61,165, $64,839 and $41,831 for the years ended December 31, 2012, 2011, and 2010, respectively. As WMS expenses were managed and paid centrally by a central treasury function, it is not practical to prepare information relating to other cash flows from operating activities.

Cash flows from investing activities include cash paid for capital expenditures relating to capitalized software of $3,381, $4,299 and $1,850 for the years ended December 31, 2012, 2011, and 2010, respectively.

WMS had no discrete financing activities for the years ended December 31, 2012, 2011, and 2010, respectively.

11.  Significant Customers and Concentration of Credit Risk

The Company has no significant off-balance sheet risks related to foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company believes that its service fees receivable credit risk exposure is limited and has not experienced collectability issues in the past. As of December 31, 2012, approximately 93% of the receivable balances are with related parties. As of December 31, 2011, approximately 79% of the receivable balances are with related parties. As of December 31, 2010, 76% of the total receivable is from one unaffiliated client and 24% are with related parties.

Revenues are derived primarily from U.S. and Canadian based companies. Approximately 41%, 44% and 29% of the total revenues for the years ended December 31, 2012, 2011, and 2010, respectively, are derived from Canada.

Wealth Management Solutions

(A business line of Prudential Investments LLC)

Notes to the Abbreviated Financial Statements for the years ended December 31, 2012, 2011, and 2010

(in thousands)

Revenues from the five largest customers, including one related party customer, represented approximately 94%, 92% and 84% of the total revenues for the fiscal years ended December 31, 2012, 2011 and 2010, respectively. See Note 4 for Related Party Transactions.

12.  Subsequent Events

In preparing these abbreviated financial statements, WMS has evaluated events and transactions for potential recognition or disclosure. On April 11, 2013, PI entered into an Agreement whereby Envestnet agreed to acquire substantially all of the assets of WMS for cash consideration of $10 million payable upon closing and a contingent consideration of up to a total of $23 million in cash to be paid over a three-year period if certain performance conditions are met. The acquisition is expected to be consummated on or about July 1, 2013, subject to the completion of customary closing conditions.

Subsequent events have been evaluated through June 18, 2013, which is the date the financial statements were issued.